UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! CATALENT, INC. 2023 Annual Meeting Vote by January 24, 2024 11:59 PM ET. For shares held in a Plan, vote by January 22, 2024 11:59 PM ET. CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873 V26877-P01596 You invested in CATALENT, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on January 25, 2024. Get informed before you vote View the 2023 Proxy Statement and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 11, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Only shareholders of record at the close of business on December 4, 2023 will be entitled to attend and vote at the 2023 Annual Meeting of Shareholders. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and January 25, 2024 8:00 AM Eastern Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/CTLT2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.2

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Twelve Director Nominees: **Nominees:**	
1a.	Michael J. Barber	For
1b.	Steven K. Barg	For
1c.	J. Martin Carroll	For
1d.	Rolf Classon	For
1e.	Frank A. D'Amelio	For
1f.	John J. Greisch	For
1g.	Gregory T. Lucier	For
1h.	Alessandro Maselli	For
1i.	Donald E. Morel, Jr.	For
1j.	Stephanie Okey	For
1k.	Michelle R. Ryan	For
1l.	Jack Stahl	For
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditor for Fiscal 2024.	For
3.	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay).	For
4.	Approval of Amendment to Catalent, Inc. 2018 Omnibus Incentive Plan.	For

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